Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2023.

Elbrus Capital General Partner II Limited

By:	/s/ Cadian Drummond
Name:	Cadian Drummond
Title:	Director

Elbrus Capital Fund II L.P.

By:	/s/ Cadian Drummond
Name:	Cadian Drummond
Title:	Director of Elbrus Capital General Partner II Limited

Elbrus Capital Fund IIB L.P.

By:	/s/ Cadian Drummond
Name:	Cadian Drummond
Title:	Director of Elbrus Capital General Partner II Limited

Ronder Investments Limited

By:	/s/ Yury Titarenko
Name:	Yury Titarenko
Title:	Director of Strongboard Services (Cyprus) Ltd

Speedtime Trading Limited

By:	/s/ Yury Titarenko
Name:	Yury Titarenko
Title:	Director of Strongboard Services (Cyprus) Ltd

Ronder HK Limited

By:	/s/ Yury Titarenko
Name:	Yury Titarenko
Title:	Director of Strongboard Services (Cyprus) Ltd

Speedtime HK Limited

By:	/s/ Yury Titarenko
Name:	Yury Titarenko
Title:	Director of Strongboard Services (Cyprus) Ltd